As filed with the Securities and Exchange Commission on September 25 , 1998
                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)

          Delaware        One ServiceMaster Way                       36-3858106
     (State or other      Downers Grove, Illinois 60515         (I.R.S. Employer
      jurisdiction of     (630) 271-1300                     Identification No.)
      incorporation or    (Address, including zip code,
      organization)        and telephone number,
                           including area code, of
                           Registrant's principal
                           executive offices)


                             Vernon T. Squires, Esq.
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      Copies of all communications, including communications sent to agent for service, should be sent to:

      Robert H. Kinderman, Esq.                 Alexander P. Fraser, Esq.
      Kirkland & Ellis                          Michael Best & Friedrich LLP
      200 East Randolph Drive                   100 East Wisconsin Avenue
      Chicago, Illinois 60601                   Milwaukee, Wisconsin 53202-4108
      (312) 861-2000                            (414) 271-6560


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.___

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box._X_

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.___

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.___



                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                       Amount to    Proposed Maximum    Proposed Maximum    Amount of
                                                           be        Offering Price        Aggregate       Registration
Title of Each Class of Securities to be Registered     Registered     Per Unit (1)       Offering Price        Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share, and related     538,313          $21.44           $11,541,431         $3,405
Preferred Stock Purchase Rights . . . . . . . . . .
======================================================----------------------------------------------------===============


(1) Reflects the average of the high and low prices on the New York Stock Exchange Composite Tape on September 21, 1998, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) The value attributable to the Preferred Stock Purchase Rights is reflected in the value attributable to the Common Stock.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 25,1998


PROSPECTUS                       538,313 Shares


                            The ServiceMaster Company


                                  Common Stock
                           (par value $.01 per share)



         The 538,313 shares of common stock, par value $.01 per share (the "Common Stock"), together with the Preferred Stock Purchase Rights (the "Rights"), offered to the public hereby (collectively, the "Shares") are outstanding shares of The ServiceMaster Company, a Delaware corporation ("ServiceMaster" or the "Company"), that may be sold from time to time by the Selling Stockholders as set forth under "Selling Stockholders." The Company will not receive any part of the proceeds from the sale of the Shares. See "Use of Proceeds."

         The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "SVM." On September 23, 1998, the last reported closing price for the Common Stock (as reported on the NYSE Composite Tape) was 21-5/8 per Share.




    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.




         The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and Registration Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $45,000.

         The Company has been advised that sales of the Shares may be made from time to time by or for the account of the Selling Stockholders on the NYSE, in the over-the-counter market, in private transactions, through broker-dealers or otherwise. Any such sales will be made either at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any broker-dealer may either act as agent for the Selling Stockholders or may purchase any of the Shares as principal and thereafter may sell such Shares from time to time in transactions on the NYSE or in the over-the-counter market at prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."





               The date of this Prospectus is September __, 1998.

                              AVAILABLE INFORMATION

         ServiceMaster is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company and its predecessors may be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials and other information concerning the Company and its predecessors are also filed electronically with the Commission and are accessible via the World Wide Web at http://www.sec.gov. The Common Stock is traded on the New York Stock Exchange (the "NYSE"), and reports and other information concerning the Company and its predecessors can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit or incorporated by reference to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company (File No. 1-14762) with the Commission are hereby incorporated by reference in this Prospectus:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998; and

(3) The Company's Current Report on Form 8-K, dated April 21, 1998.


         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: The ServiceMaster Company, One ServiceMaster Way, Downers Grove, Illinois 60515-1700, Attention: Secretary, telephone (630) 271-1300.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and the Company's plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect" or similar statements. The Company's actual results may differ materially from such statements. Factors that could cause or contribute to such differences are set forth below as well as those factors discussed elsewhere in this Prospectus and in the documents incorporated herein by reference. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved.

         Seasonality and Impact of Weather Conditions. The Company's lawn care and pest control businesses are highly seasonal in nature, with a significant portion of their net revenues occurring in the spring and summer months of each year. Adverse weather conditions can have a negative impact on the demand for the Company's lawn care and pest control services.

         Increased Competition. The service industries in which the Company operates are highly competitive with limited barriers to entry. The entry of new competitors into one or more of the markets served by the Company could impact the demand for the Company's services as well as impose additional pricing pressures.

         Labor Shortages. Most of the services provided by the Company are highly labor intensive. In the event of a labor shortage, the Company may experience difficulty in delivering its services in a high-quality manner and may be forced to increase wages in order to attract a sufficient number of employees, which could result in higher operating costs for the Company.

         Continued Consolidation of the U.S. Hospital Market. In recent years, there has been an on-going consolidation of hospitals in the healthcare market. This continued consolidation could adversely impact the level of demand for the Company's healthcare management services and the prices for which the Company can charge for such services.

         Fluctuations in the General Economy. Demand for the Company's services is significantly affected by the general level of economic activity in the United States. In an economic downturn, the demand for the Company's services may decrease and the Company may face pricing pressure from its customers and increased competition from other companies.

         Ability to Continue Acquisition Strategy. The Company plans to continue to pursue opportunities to expand through acquisitions. The Company's ability to continue to make strategic acquisitions at reasonable prices and to integrate the acquired businesses are important factors in the Company's future growth.

                                   THE COMPANY

         ServiceMaster  is one of  the  largest  providers  of  residential  and supportive management services to individual consumers, businesses and institutions in the United States. In addition, the Company has operations in 38 countries around the world. The Company operates primarily through two units:
ServiceMaster  Consumer  Services  ("ServiceMaster   Consumer  Services"),   and
ServiceMaster Management Services ("ServiceMaster Management Services"). The Company also has recently formed a third unit, ServiceMaster Employer Services ("ServiceMaster Employer Services").

         ServiceMaster Consumer Services provides services to over 9.6 million residential and commercial customers (as of June 30, 1998) under eight market-leading brand names:

           TruGreen-ChemLawn for lawn, tree and shrub care and commercial landscape and indoor plant maintenance;

           Terminix for termite and pest control services;

           American Home Shield and AmeriSpec for home system and appliance warranty contracts and home inspection services;

           Rescue Rooter for plumbing and drain cleaning services;

           ServiceMaster Residential/Commercial Services for heavy-duty residential and commercial cleaning and disaster restoration services;

           Merry Maids for residential maid services; and

           Furniture  Medic  for  on-site   furniture   repair  and  restoration
           services.

These services comprise the "ServiceMaster Quality Service Network" and may be accessed easily by calling a single toll-free telephone number: 1-800-WE SERVE.

         ServiceMaster Management Services provides facilities management services to over 2,000 customers (as of June 30, 1998) in the health care, education, and business and industrial markets. These services include plant operations and maintenance, housekeeping, grounds and landscaping, clinical equipment management, energy management, food service, laundry and linen services, total facilities management and other services. The Company historically has provided these services through three principal operating units: Healthcare Services, Education Management Services and Business & Industry Group.

         ServiceMaster Employer Services is one of the nation's ten largest professional employer organizations and provides a full-range of support in human resource services, including administrative processing of payroll, worker's compensation insurance, health insurance, unemployment insurance and other employee benefits, to approximately 800 customers with over 19,000 leased employees (as of June 30, 1998).

         The principal executive offices of ServiceMaster are located at One ServiceMaster Way, Downers Grove, Illinois 60515-1700 and its telephone number is (630) 271-1300. The Company maintains a website on the Internet at http://www.ServiceMaster.com. The Company's website and the information contained therein are not a part of this Prospectus. Unless otherwise indicated or the context otherwise requires, all references herein to the "Company" or "ServiceMaster" refer to The ServiceMaster Company, a Delaware corporation, and its subsidiaries and their respective predecessors.

                               RECENT DEVELOPMENTS

         On July 28, 1998, the Board of Directors of ServiceMaster approved a three-for-two share split effective on August 26, 1998 for shareholders of record on August 12, 1998. The share and per share amounts referenced herein have been adjusted to reflect the stock split.

                                 USE OF PROCEEDS

         The Selling Stockholders will receive all of the proceeds from any sale of the Shares.

                              SELLING STOCKHOLDERS

         The Shares covered by this Prospectus are being offered by or for the account of the Selling Stockholders listed in the table below (the "Selling Stockholders"). On May 14, 1998, the Company acquired the business and substantially all of the assets of Cal-Western Termite and Pest Control Company, Inc., a California corporation in exchange for an aggregate of 397,165 shares of Common Stock. On June 11, 1998, the Company acquired the business and substantially all of the assets of Ted Shackelford & Associates, Inc., an Ohio corporation, and T&K, Inc., a North Carolina corporation (the "Shackelford Corporations") in exchange for an aggregate of 141,148 of shares of Common Stock (collectively, the "Shackelford Acquisition"). Until the Shackelford Acquisition, each of the Shackelford Corporations was a franchisee of Barefoot Grass Lawn Service in the state of North Carolina. The Company acquired Barefoot, Inc., the franchisor of Barefoot Grass Lawn Service, on February 24, 1997. Concurrently with the Shackelford Acquisition, the Company issued an aggregate of 7,434 shares of Common Stock in equal amounts to Ted Shackelford and Karen Shackelford, respectively, as consideration for each of their respective agreements not to compete with the Company. Shortly after the Shackelford Acquisition, the shares of Common Stock held by the Shackelford Corporations were distributed to Ted and Karen Shackelford, the shareholders of the Shackelford Corporations, in a complete liquidation of the Shackelford Corporations. None of the Selling Stockholders or any of their affiliates has had within the past three years any material relationship with the Company or any of its affiliates, except as described above and except, in the case of Ted and Karen Shackelford, as a result of their respective stock ownership of, and positions with, the Shackelford Corporations.

         The following table sets forth certain information as of August 31, 1998 with respect to the shares of Common Stock held by each Selling
Stockholder:

                                                             Shares Beneficially                       Shares
                                                               Owned Prior to         Number     Beneficially Owned
                                                                  Offering          of Shares           After
                                                              -----------------    Being Offered       Offering
                   Selling Stockholders                       Number    Percent                   Number    Percent

Cal-Western Termite and Pest Control Company, Inc.             397,165     0             397,165    --        --
Ted Shackelford                                                 70,575     *              70,575    --        --
Karen Shackelford                                               70,573     *              70,573    --        --

*  Less than one percent

                          DESCRIPTION OF CAPITAL STOCK

         Under the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), the Company is authorized to issue 1,000,000,000 shares of Common Stock, par value $0.01 per share, and 11,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of August 31, 1998, 296,603,940 shares of Common Stock (excluding treasury shares) were issued and outstanding and no shares of Preferred Stock were issued and outstanding. In addition, as of August 31, 1998, the Company had 11,250,000 shares of Common Stock reserved for issuance under the Company's equity incentive plans of which approximately 3,240,000 were subject to outstanding stock options. The number of authorized shares of Preferred Stock includes 1,000,000 authorized shares of Junior Participating Preferred Stock, Series A (the "Series A Preferred Stock") issuable pursuant to the rights agreement dated as of December 15, 1997 between the Company and Harris Trust and Savings Bank (the "Rights Plan"), none of which were outstanding as of August 31, 1998. See "--Stock Purchase Rights."

Common Stock

         Subject to the rights of the holders of any Preferred Stock, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders. The outstanding Common Stock is, and the shares of Common Stock offered hereby by the Company will be, fully paid and non-assessable.

         Harris Trust and Savings Bank of Chicago, Illinois is the registrar and transfer agent for the Common Stock.

Stock Purchase Rights

         Each outstanding share of Common Stock includes, and each share of Common Stock offered hereby will include, one preferred stock purchase right (individually a "Right" and collectively the "Rights") provided under the Rights Plan. Each Right entitles the holder, until the earlier of December 11, 2007 or the redemption of the Rights, to buy one one-thousandth of a share of Series A Preferred Stock at a price of $130 per one one-thousandth of a share (as may be adjusted to reflect stock splits since the issuance of the Rights). The Series A Preferred Stock is nonredeemable and will have 1,000 votes per share (subject to adjustment). The Company has reserved 1,000,000 shares of Series A Preferred Stock for issuance upon exercise of such Rights.

         In the event that any person becomes the beneficial owner of 15% or more of the Company's Common Stock, the Rights (other than Rights held by the acquiring stockholder) would become exercisable for that number of shares of the Common Stock having a market value of two times the exercise price of the Right. Furthermore, if after any person becomes the beneficial owner of more than 15% or more of the Company's Common Stock, the Company is acquired in a merger or other business combination or 50% or more of its assets or earnings power were sold, each Right (other than Rights held by the acquiring person) would become exercisable for that number of shares of Common Stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right.

         The Company may redeem the Rights at one cent per Right prior to the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Board of Directors may terminate the Company's right to redeem the Rights under certain circumstances at any time after a group or person acquires 15% or more of the Common Stock.

         One Right will be issued in respect of each share of Common Stock issued before the earlier of December 11, 2007 or the redemption of the Rights. As of the date of this Prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with the shares of Common Stock. The Rights will expire on December 11, 2007, unless earlier redeemed.

Preferred Stock

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, to determine whether fractional shares can be issued in any particular series and, if so, the nature of the fractional interests which can be issued in that series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions of the Restated Certificate and By-Laws

         The following summary of certain provisions of the Restated Certificate and By-Laws of the Company (the "By-Laws") does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate and the By-Laws, which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

         Classification of Directors. The Company's Restated Certificate and By-Laws provide that its Board of Directors shall be divided into three classes, each class being as nearly equal in number as reasonably practicable, and that at each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire that year shall be elected for a term of three years. The number of Directors is fixed by the affirmative vote of the majority of the Directors then in office, but may not be less than three. Newly created Directorships and any vacancies on the Board of Directors are filled by a majority vote of the remaining Directors then in office, even if less than a quorum. Except in certain limited circumstances, no Director may be removed from the Board prior to the time such person's term would expire unless (i) such removal is for cause and (ii) such removal has been approved by the affirmative vote of the holders of 67% of the outstanding voting shares of the Company. The Restated Certificate requires that a majority of the members of the Board be "independent directors," which is defined to generally include any person (i) who is not and has not been employed by any ServiceMaster unit within one year;
(ii) is not a "Related Person" (as hereinafter defined) and has not been employed by a Related Person within one year; (iii) is not a party to any agreement, requirement or arrangement under which such person may be obligated to act in his or her capacity as a Director in accordance with instructions provided by any person who is not independent (including, but not limited to, a Related Person); and (iv) is not subject to any relationship, arrangement or circumstance (including any relationship with a Related Person) which, in the judgment of a majority of the independent Directors (the "Independent Board Majority") is reasonably possible will interfere with such person's exercise of independent judgment as a Director.

         Special Meetings. The By-Laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The By-Laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not permitted to call a special meeting or to require the Board to call a special meeting.

         Approval of Certain Business Combinations. The Restated Certificate provides that the affirmative vote of the holders of not less than 80% of the outstanding shares of the Common Stock held by stockholders other than a "Related Person" (any person or entity which, together with its affiliates and associates, beneficially owns in the aggregate 15% or more of the outstanding Common Stock and any affiliate or associate of such person or entity) is required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Company with any Related Person; provided, that the foregoing 80% voting requirement is not applicable if an "Independent Board Majority" (a majority of the group comprised of all individuals who are independent sitting directors) either (a) has expressly approved in advance the acquisition of the outstanding shares of Common Stock that caused such Related Person to become a Related Person or (b) has expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person. The term "Business Combination" is defined under the Restated Certificate to mean (a) any merger or consolidation of the Company or a subsidiary of the Company with or into a Related Person; (b) any sale, lease, exchange, transfer or other disposition of all or any substantial part (as defined in the Restated Certificate) of the assets either of the Company (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Company to a Related Person; (c) any merger or consolidation of a Related Person with or into the Company or a subsidiary of the Company; (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Company or a subsidiary of the Company; (e) the issuance of any securities of the Company or a subsidiary of the Company to a Related Person; (f) any recapitalization that would have the effect of increasing the voting power of a Related Person; and
(g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

         Action By Written Consent. The By-Laws provide that a holder of Common Stock or any other class of stock at any time issued by the Company shall not have the right to take action by written consent. Rather, stockholders shall only have the right to act with respect to any particular issue at a meeting of stockholders at which that issue is properly up for a vote by stockholders.

         Stockholder Proposals. Stockholders are only entitled to make proposals to be voted upon by stockholders at an annual meeting if they comply with certain procedures set forth in the By-Laws, which require, among other things, that the proposing stockholder must deliver a written notice identifying such proposal to the office of the Company's General Counsel at the Company's headquarters no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. At a special stockholders meeting, a stockholder's proposal will be timely for that meeting if it is actually delivered to the General Counsel's office at the Company's headquarters no later than the close of business on the 10th day following the day on which the Company first publicly announced the date of the special meeting and that a vote by stockholders will be taken at that meeting. Such stockholder's proposal notice must: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the proposing stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the proposing stockholder that the stockholder satisfies the requirements specified in the By-Laws for presentation of such proposal; and (iii) as to the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and the telephone number at which each may be reached during normal business hours through the time for which the meeting is scheduled and (y) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

         Amendments to the Restated Certificate. The Restated Certificate provides that no change in the Restated Certificate shall be effective unless it shall have been approved by at least 80% of the Company's sitting directors and shall have received such other approvals as may have been required by the Company's By-Laws or by applicable law.

Certain Anti-Takeover Provisions of Delaware Law

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company (or its majority-owned subsidiaries) for three years following the time such person became an interested stockholder unless: (i) before such person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or following the transaction in which such person became an interested stockholder, the business combination is approved by the Company's Board of Directors and approved at a meeting of stockholders by the Affirmative vote of the holders of at least two-thirds of the Company's outstanding voting stock not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Shares may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) otherwise than on such exchanges or in the over-the-counter market. To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. The foregoing may affect the marketability of such securities.

         The Selling Stockholders will be indemnified by the Company against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Stockholders against certain liabilities arising from or related to the information provided by such Selling Stockholders for use herein, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and Registration Statement under which it is filed. The expenses so payable by the Company are estimated to be approximately $45,000.

                                  LEGAL MATTERS

         Certain legal matters regarding the Shares being offered hereby have been passed upon by Vernon T. Squires, Senior Vice President and General Counsel. As of August 31, 1998, Mr. Squires held directly 337,947 shares of Common Stock and indirectly through an investment partnership 61,189 shares of Common Stock and options to purchase an aggregate of 135,000 shares of Common Stock.

                                     EXPERTS

         The financial statements and schedule of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

           No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                                 ---------------

                                 538,313 Shares





                            The ServiceMaster Company


                                  Common Stock

                           (par value $.01 per share)



                   TABLE OF CONTENTS

                                           Page

Available Information                       2
Incorporation of Certain Documents
      by Reference                          2
Special Note on Forward-looking
       Statements                           3
The Company                                 4
Recent Developments                         5
Use of Proceeds                             5
Selling Stockholders                        5
Description of Capital Stock                6
Plan of Distribution                        9
Legal Matters                               10
Experts                                     10




                                ---------------

                                   PROSPECTUS

                                ---------------




                               September __, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


SEC Registration Fee                                   $3,405
NYSE Listing Fee                                        1,605
Legal Fees and Expenses                                25,000
Accounting Fees and Expenses                            5,000
Printing and Engraving Fees                             5,000
Miscellaneous                                           4,990
                                                        -----
                  Total                               $45,000

     *Actual. All other amounts are estimated.

ITEM 15. Indemnification of Directors and Officers of the Company.

         The ServiceMaster Company (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the DGCL, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred.

         Article Ten of the Restated Certificate ("Article Ten") provides that no person shall have any liability of any kind by reason of a Relevant Loss (defined below) caused in whole or in part by any act or failure to act which occurred while such person was an officer or director of the Company except: (i) obligations arising under the express terms of any written contract to which such person is a party; (ii) the obligation to return to the Company an amount up to the value actually realized by such person by stealing or by any other action which constitutes a criminal felony; (iii) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (iv) any other liability from which it shall not be possible to exempt such person under applicable law either as constituted on the date on which the Restated
Certificate was filed with the Secretary of State of Delaware (the "Filing Date") or at any time thereafter. The term "Relevant Loss" designates and includes any loss, damage or expense of any kind (i) experienced for any reason by the Company or by any entity controlled by the Company; (ii) which any person may experience by reason of any purchase (or failure to purchase), maintenance of an interest in, sale (or failure to sell) or failure to obtain payment of any amount due on any note, debenture, preferred stock, common stock or other security issued or issuable by the Company or (iii) which shall otherwise be caused in whole or in part by or arise in connection with (or would not have occurred but for) such person's service as a director or officer of the Company. In addition, Article Ten provides that every director of the Company shall be exempt (except to the extent expressly set forth therein) from any personal liability to the Company or any of the Company's stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by (i) Section 102(b)(7) of the DGCL as constituted on the Filing Date or (ii) any provision of the law of the State of Delaware as constituted at any time after the December 11, 1991.

         Except as otherwise provided in the Restated Certificate, Article Eleven of the Restated Certificate ("Article Eleven") provides that the Company shall indemnify any person against, and shall reimburse such person for any amount which such person shall pay to satisfy, settle or otherwise deal with, any attempt to impose any liability or obligation of any kind upon such person if such attempt or such liability or obligation or both shall arise in connection with or by reason of, or would not have arisen but for, Covered Service by such person (or any agreement by such person to serve as a director or officer of the Company or to provide other Covered Service) including, but not limited to: (i) any claim resulting from any loss, injury, damage, harm or other disadvantage which the Company, any affiliate, any employee plan or any person who acquires, holds, or disposes of any interest in any security issued by the Company suffers or is alleged to have suffered; (ii) any claim resulting from any act or failure to act by any person which is (or is alleged to be) beyond the scope of his or her authority, contrary to instructions or orders or contrary to his or her duties or applicable law; and (iii) any attempt by any governmental authority or other person to impose any fine or penalty or to obtain any other recovery by reason of any actual or alleged breach of any law or other governmental requirement.

         The term "Covered Service" designates and includes: (a) service as a director or officer of the Company; (b) service by a person while he or she is an officer or director of the Company (i) as an agent or representative of the Company, (ii) in any other capacity with the Company, (iii) as a director, officer, employee, agent or representative of, or in any other capacity with, any affiliate, (iv) in any capacity with any Employee Plan (as defined therein), and (v) in any other capacity in which such person shall have been asked to serve by the Company's Board of Directors or Chief Executive Officer; (c) any services which constituted "Covered Service" under the Amended and Restated Agreement of Limited Partnership for ServiceMaster Limited Partnership; and (d) any other service of any kind by any person with any organization or entity of any kind (whether or not affiliated with the Company) which shall be designated in writing as Covered Service by a majority of the members of the Company's Board of Directors or by the Company's Chief Executive Officer. Service is deemed to constitute "Covered Service" if it is so designated by the terms in the preceding sentence regardless of whether it shall have been performed prior to, at, or after the time Article Eleven became part of the Company's Certificate of Incorporation. Any person is entitled to rely upon any written confirmation provided by the Company's Chief Executive Officer or by the Company's Board of Directors that service by such person in any capacity specified in such confirmation will constitute Covered Service and to rely upon the protection afforded by Article Eleven in connection with such service.

         Except to the extent the Company shall otherwise expressly agree in writing, the Company is not obligated under Article Eleven to reimburse any person for or otherwise indemnify any person against: (a) any obligation the person may have under any written contract except to the extent such obligation arises by reason of any action taken by such person to satisfy, settle or otherwise deal with any claim against which such person is entitled to indemnification from the Company under Article Eleven or otherwise; (b) any income taxes payable by reason of salary, bonus or other income or gain actually realized by such person in connection with any Covered Service; (c) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (d) any obligation to pay an amount up to the value personally realized by such person by stealing or by any other action which constitutes a criminal felony. Except as otherwise provided in the Restated Certificate, the Company is not obligated under Article Eleven to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         Article Eleven provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, agreed to serve as a director or officer of the Company or is or was providing any other Covered Service, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Company or in any other Covered Service position, shall, except as otherwise provided therein, be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act as amended from time to time and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Company or to provide any other Covered
Service and shall inure to the heirs, executors and administrators of such person.

         Article Eleven provides that the Company shall reimburse any Covered Person (as defined therein) for any payment made by such person for any legal fees or other expenses reasonably incurred by such person in order to investigate, evaluate, defend against, pay in full, settle or otherwise deal with (i) any Covered Claim (as defined therein) or (ii) any development or state of facts which could give rise to a Covered Claim.

         Article Eleven also provides that any officer of the Company or any member of its Board of Directors shall have the right and power to execute on behalf of the Company any written contract with any other person providing indemnification or other protection to such other person in connection with service by such other person as a director or officer of the Company or in connection with any other Covered Service by such person, and any such contract shall be legal, valid and binding upon the Company and shall be enforceable against the Company in accordance with its terms to the maximum extent permitted by Article Eleven or by applicable law, if it shall be approved by a majority of the members of the Company's Board of Directors exclusive of the person to whom indemnification is provided by such contract. The rights of any person under any particular contract made in accordance with the provisions of the preceding sentence shall not be impaired or eliminated (i) by reason of the fact that all or any one or more of the members of the Board who approved such contracts shall be parties to contracts affording them similar protection (regardless of when those other contracts shall have been approved or signed) or shall otherwise have been provided with protection similar to that provided in the particular contract or shall be subject to the same claims against which the particular contract is intended to protect or (ii) for any other reason whatsoever. It is expressly intended that each person with whom the Company shall enter into a written contract to provide indemnification or other protection in connection with such person's service as an officer or director of the Company or in connection with other Covered Service by such person shall be entitled to rely upon (and shall conclusively be presumed to have relied upon) the rights which such contract purports to provide to such person. No separate written contract shall however be necessary in order for any person to obtain any indemnification or payment to which Article Eleven purports to entitle such person, and any Covered Person who has no separate contact of any kind with the Company shall be entitled to receive all indemnification, payments and other benefits which the provisions in Article Eleven purport to provide to such Covered Person.

         The rights to indemnification and payment provided by Article Eleven are not exclusive of any other right of any kind which any person may have or at any time acquire under or by reason of any other provision in the Restated Certificate, the Company's By-Laws, any agreement, any law or other action by any governmental authority, or otherwise.

         Article Eleven authorizes the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving in any other capacity with the Company, any Employee Plan or any other organization against any expense, liability or loss whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the provisions of Article Eleven, under applicable law or otherwise.

         In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under
Section 145.

         All of the Company's directors and the officers are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 16. Exhibits.  The following exhibits are filed herewith:

        Exhibit No.   Description of Exhibit

                4.1   Amended and Restated Certificate of Incorporation of the Company.(1)

                4.2   By-Laws of the Company.(1)

                4.3   Specimen certificate representing the Common Stock.(2)

                4.4 Rights Agreement, dated as of December 15, 1997, between the Company and Harris Trust and Savings Bank, as trustee
                      (including form of rights certificate).(1)

                4.5   Certificate  of  Designation,  Preferences  and  Rights  of  Junior  Participating
                      Preferred Stock, Series A.(1)

                5.1   Opinion of Vernon T. Squires.

               23.1 Consent of Vernon T. Squires (included in Exhibit 5.1).

               23.2   Consent of Arthur Andersen LLP.

               24.1 Power of Attorney.

-----------------------
(1)      Incorporated by reference to the Company's Current Report on Form 8-K, dated December 19,1997.
(2)      Incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-3
           (Registration No. 333-49707).

ITEM 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Downers Grove, Illinois, on the day of September 25, 1998.


                    The ServiceMaster Company, As Registrant


                                       By:    /S/   VERNON T. SQUIRES
                                              ---------------------------
                                              Vernon T. Squires
                                              Senior Vice President
                                              and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 23, 1998 by the following persons in the capacities indicated:


              Signature                                                     Title

                  *                       Chairman and Director of The ServiceMaster Company
          C. William Pollard

                  *                       President,  Chief  Executive  Officer and  Director of The  ServiceMaster
           Carlos H. Cantu                Company

                  *                       Vice Chairman and Director of The ServiceMaster Company
           Charles W. Stair

                  *                       Vice Chairman and Director of The ServiceMaster Company
          Phillip B. Rooney

                  *                       Director of The ServiceMaster Company
         Paul W. Berezny, Jr.

                  *                       Director of The ServiceMaster Company
           Henry O. Boswell

                  *                       Director of The ServiceMaster Company
           Brian Griffiths

                  *                       Director of The ServiceMaster Company
           Sidney E. Harris

                  *                       Director of The ServiceMaster Company
           Herbert P. Hess

                  *                       Director of The ServiceMaster Company
           Michele M. Hunt

                  *                       Director of The ServiceMaster Company
         Gunther H. Knoedler

                  *                       Director of The ServiceMaster Company
          James D. McLennan

                  *                       Director of The ServiceMaster Company
          Vincent C. Nelson

                  *                       Director of The ServiceMaster Company
          Dallen W. Peterson

                  *                       Director of The ServiceMaster Company
          Steven S Reinemund

                  *                       Director of The ServiceMaster Company
          Burton E. Sorensen

                  *                       Director of The ServiceMaster Company
           David K. Wessner

     *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of The ServiceMaster Company and filed with the Securities and Exchange Commission on behalf of such officers and directors.



By:    /S/   VERNON T. SQUIRES                         Dated: September 25, 1998
   ----------------------------------------------
            Vernon T. Squires
            Attorney-in-Fact


                                  EXHIBIT INDEX


                                                                                         Sequential
 Exhibit                                                                                    Page
  Number                                      Document Description                         Number
       4.1 Amended and Restated  Certificate of Incorporation of the Company.(1)

       4.2 By-Laws of the Company.(1)

       4.3 Specimen certificate  representing the
           Common Stock.  (2)

       4.4 Rights Agreement, dated as of December 15, 1997, between the Company and Harris Trust and Savings Bank, as trustee (including form of rights certificate).(1)

       4.5 Certificate  of  Designation,  Preferences  and Rights of Junior
           Participating  Preferred Stock, Series A.(1)

       5.1 Opinion of Vernon T. Squires.

      23.1 Consent of Vernon T. Squires (included in Exhibit 5.1).

      23.2 Consent of Arthur Andersen LLP.

      24.1 Power of Attorney.
-------------------
(1)      Incorporated by reference to the Company's Current Report on Form 8-K, dated December 19,1997.
(2)      Incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-3
           (Registration No. 333-49707).

                                       7